UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

CPI CORP.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS ENTERPRISE MASTER FUND LTD
STARBOARD VALUE & OPPORTUNITY FUND, LLC
RAMIUS MERGER ARBITRAGE MASTER FUND LTD
RAMIUS MULTI-STRATEGY MASTER FUND LTD
RAMIUS LEVERAGED MULTI-STRATEGY MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
PETER A. FELD
JOSEPH C. IZGANICS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2009 annual meeting of stockholders of CPI Corp., a Delaware corporation.

On July 1, 2009, Ramius issued the following press release:

PROXY Governance, Inc. Recommends CPI Corp. Stockholders Withhold Votes From the Chairmen of Two Key Committees Who Have Exercised Poor Judgment Regarding Conflicts of Interest

Expresses Significant Concerns With CPI Board’s Unwillingness Or Inability To Address Corporate Governance Issues And Conflicts Of Interest

Joins RiskMetrics Group as Second Independent Proxy Voting Advisory Firm to Criticize CPI’s Corporate Governance Practices and to Question the “Independence” of Chairman David Meyer

NEW YORK, July 1 /PRNewswire/ -- RCG Starboard Advisors, LLC, a subsidiary of Ramius LLC (collectively, “Ramius”), today announced that PROXY Governance, Inc. (“PGI”), an independent proxy voting advisory firm, has issued a proxy analysis in which it recommends that stockholders withhold their votes for Turner White and James Abel, the Chairmen of the Compensation and the Nominating and Governance Committees, respectively, who were nominated by management. The PGI report expresses significant concerns with the unwillingness or inability of the Board of Directors of CPI Corp. (“CPI” or the “Company”) (NYSE: CPY - News) to address corporate governance issues and conflicts of interest at the Company. Earlier today, RiskMetrics Group (“RiskMetrics” or “RMG”), the leading independent proxy voting advisory firm, issued a report recommending that CPI stockholders vote on Ramius’s GOLD proxy card to elect Ramius nominees Peter A. Feld and Joseph C. Izganics to the Board of Directors of CPI to replace current CPI directors Michael Koeneke and Turner White.

Excerpts of PGI’s Proxy Analysis

On the Board’s Flawed Judgment in Determining that Chairman David Meyer is “Independent” and the Significant Conflicts of Interest It Has Caused:

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“We do agree with the chair of the Compensation Committee that it is ‘beneficial to the company that independence occurs,’ but we question whether simply wishing it makes it so. We also agree that determining a director’s independence is sometimes a business judgment issue. In this case, however, that judgment seems seriously flawed. In declaring Meyer independent the board papered over the serious conflict of letting his business partner, Koeneke, continue to sit on the Compensation Committee even as it negotiated Meyer’s contract. It also created the Kafka-esque reality in which Meyer has a role in approving both sides of the negotiation, making it substantially more difficult (and awkward) for a truly independent director to question the wisdom or the terms of the agreement. A good independent director would overcome those challenges. A healthy dose of business judgment would never have allowed them to fester.” (emphasis added)

“Because it classified him as an independent director, however, the board has created significant, unnecessary, and enduring potential for conflicts of interest, some of which have already become real.” (emphasis added)

On Who Should Bear “Special Responsibility” for Decision to Classify Chairman Meyer as “Independent”:

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“As chairs of the Compensation Committee, which ignored these significant governance issues in negotiating the contract, and the Governance Committee, which holds a specific charter to identify and remedy such issues, we believe directors White and Abel bear special responsibility for this poor judgment...”

On Chairman David Meyer’s Troublesome Compensation Arrangements:

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“Other directors who served for the entire year received 2008 compensation ranging from $83,992 (Koeneke) to $97,405 (Abel). If as a true non-executive chairman Meyer has no role in or responsibility for the company’s operations, shareholders should rightly wonder why he receives an annual retainer of more than twice those amounts - let alone an “annual performance bonus” of up to 0.67% of adjusted EBITDA.”

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“In September 2008, however, the company also entered into a Chairman’s Agreement which provides for base and incentive compensation to non-executive chairman Meyer at levels roughly on par with the company’s senior executives in a bad year and potentially significantly higher in a good year. Under terms of the agreement Meyer will receive an annual retainer of $200,000 in restricted stock (paid quarterly and vesting at the end of the quarter in which the grant was made) and an “annual performance bonus” equal to 0.67% of adjusted EBITDA, also in restricted stock, which vests immediately .... PROXY Governance believes that performance-based compensation is rarely appropriate for independent directors, as it may create conflicts of interest through which they become less likely to question risky decisions. Stock ownership among directors may help align their interests with those of other shareholders. Even if it is in the form of restricted shares, however, director compensation which depends on achievement of financial and operating targets risks turning independent directors from watchdogs into cheerleaders.”

Ramius Partner Mark R. Mitchell stated, “We are gratified that a second independent proxy advisory firm has expressed its significant concerns with the governance practices at CPI and the serious conflicts of interest on the CPI Board. Over the course of this election contest, CPI has repeatedly stated to stockholders that it is ‘at the forefront of corporate governance.’ We urge all stockholders to ask themselves whom they should trust, a Board who will say and do anything to get its nominees elected or two independent proxy voting advisory firms who have each separately expressed serious concerns with the Company’s governance practices and with significant conflicts of interest. We hope and expect stockholders can see why it is critical for there to be truly independent directors on the CPI Board, including a representative of stockholders whose interests are directly aligned with those of all stockholders. We believe stockholders will suffer if Knightspoint Partners’ influence over the Board continues unchecked.”

Concluded Mitchell, “We urge our fellow stockholders to vote our GOLD proxy card today to elect Ramius’s director nominees who are firmly committed to the future success of CPI Corp.”

Important Voting Information

Ramius urges CPI stockholders to follow the recommendation of RiskMetrics and vote the GOLD proxy card to elect Ramius’s two (2) nominees, Peter A. Feld and Joseph C. Izganics. Stockholders voting on our GOLD proxy card will also be able to vote for the candidates who have been nominated by the Company other than Turner White and Michael Koeneke, giving stockholders who wish to vote for Ramius’s nominees the ability to also vote for the total number of directors up for election at the Annual Meeting. In certain of our proxy solicitation materials we have presented a list of certain Company director nominees below a heading entitled “Ramius Gold Proxy” in order to illustrate for you who would be elected to the CPI Board in the event you vote on our GOLD proxy card in accordance with our recommendations. Please note that the Company director nominees that we included in this list have not consented to being named in our proxy statement or related solicitation materials and do not support our slate of director nominees. Also, there can be no assurance that any of CPI’s nominees will serve as directors if our nominees are elected.

About Ramius LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Luxembourg.

Media Contact:
Peter Feld
Ramius LLC
(212) 201-4878

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Ramius Value and Opportunity Master Fund Ltd (“Value and Opportunity Master Fund”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2009 annual meeting of stockholders of CPI Corp., a Delaware corporation (the “Company”).

VALUE AND OPPORTUNITY MASTER FUND ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in this proxy solicitation are Value and Opportunity Master Fund, Ramius Enterprise Master Fund Ltd (“Enterprise Master Fund”), Starboard Value & Opportunity Fund, LLC (“Starboard Value & Opportunity Fund”), Ramius Merger Arbitrage Master Fund Ltd (“Merger Arbitrage Master Fund”), Ramius Multi-Strategy Master Fund Ltd (“Multi-Strategy Master Fund”), Ramius Leveraged Multi-Strategy Master Fund Ltd (“Leveraged Multi-Strategy Master Fund”), Ramius Advisors, LLC (“Ramius Advisors”), RCG Starboard Advisors, LLC (“RCG Starboard Advisors”), Ramius LLC (“Ramius”), C4S & Co., L.L.C. (“C4S”), Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”), Jeffrey M. Solomon (“Mr. Solomon”), Peter A. Feld (“Mr. Feld”) and Joseph C. Izganics (“Mr. Izganics”).

As of the date hereof, Value and Opportunity Master Fund beneficially owned 797,988 shares of Common Stock, Starboard Value and Opportunity Fund beneficially owned 212,040 shares of Common Stock, Merger Arbitrage Master Fund beneficially owned 192,000 shares of Common Stock, Leveraged Multi-Strategy Master Fund beneficially owned 29,213 shares of Common Stock, Multi-Strategy Master Fund beneficially owned 179,614 shares of Common Stock and Enterprise Master Fund beneficially owned 202,054 shares of Common Stock. As of the date hereof, RCG Starboard Advisors (as the investment manager of Value and Opportunity Master Fund and the managing member of Starboard Value and Opportunity Fund) is deemed to be the beneficial owner of the (i) 797,988 shares of Common Stock owned by Value and Opportunity Master Fund and (ii) 212,040 shares of Common Stock owned by Starboard Value and Opportunity Fund. As of the date hereof, Ramius Advisors (as the investment advisor of Multi-Strategy Master Fund, Merger Arbitrage Master Fund, Leveraged Multi-Strategy Master Fund and Enterprise Master Fund) is deemed to be the beneficial owner of the (i) 179,614 shares of Common Stock owned by Multi-Strategy Master Fund, (ii) 192,000 shares of Common Stock owned by Merger Arbitrage Master Fund, (iii) 29,213 shares of Common Stock owned by Leveraged Multi-Strategy Master Fund, and (iv) 202,054 shares of Common Stock owned by Enterprise Master Fund. As of the date hereof, Ramius (as the sole member of each of RCG Starboard Advisors and Ramius Advisors), C4S (as the managing member of Ramius) and Messrs. Cohen, Stark, Strauss and Solomon (as the managing members of C4S) are deemed to be the beneficial owners of the (i) 797,988 shares of Common Stock owned by Value and Opportunity Master Fund, (ii) 212,040 shares of Common Stock owned by Starboard Value and Opportunity Fund, (iii) 179,614 shares of Common Stock owned by Multi-Strategy Master Fund, (iv) 192,000 shares of Common Stock owned by Merger Arbitrage Master Fund, (v) 29,213 shares of Common Stock owned by Leveraged Multi-Strategy Master Fund, and (vi) 202,054 shares of Common Stock owned by Enterprise Master Fund. Messrs. Cohen, Stark, Strauss and Solomon share voting and dispositive power with respect to the shares of Common Stock owned by Value and Opportunity Master Fund, Starboard Value and Opportunity Fund, Multi-Strategy Master Fund, Merger Arbitrage Master Fund, Leveraged Multi-Strategy Master Fund and Enterprise Master Fund by virtue of their shared authority to vote and dispose of such shares of Common Stock.

As of the date hereof, Mr. Feld holds 5,252 shares of restricted stock awarded under the Company’s Omnibus Incentive Plan that vest in full on February 6, 2010. As of the date hereof, Mr. Izganics directly owns 500 shares of Common Stock.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.